                                                                                                 EXHIBIT 23(b)
                                                    OPPENHEIMER GLOBAL FUND

                                                            BY-LAWS
                                            (as amended through December 14, 2000)

                                                           ARTICLE I

                                                         SHAREHOLDERS

Section 1. Place of Meeting.  All meetings of the  Shareholders  (which terms as used herein  shall,  together with all other terms defined in the Declaration of Trust,  have the same meaning as in the Declaration of Trust)
shall be held at the principal office of the Trust or at such other place as may from time to time be  designated  by the  Board of  Trustees  and  stated in the notice of meeting.

Section 2. Shareholder Meetings. Meetings of the Shareholders for any purpose or purposes  may be called by the Chairman of the Board of
Trustees,  if any, or by the  President or by the Board of Trustees and shall be called by the  Secretary  upon  receipt  of the  request  in  writing  signed by
Shareholders  holding not less than one third in amount of the entire  number of
Shares issued and outstanding  and entitled to vote thereat.  Such request shall state the purpose or purposes of the proposed meeting. In addition,  meetings of the  Shareholders  shall be called by the Board of Trustees  upon receipt of the request in writing  signed by  Shareholders  that hold in the aggregate not less than ten percent in amount of the entire number of Shares issued and outstanding and entitled to vote thereat,  stating that the purpose of the proposed  meeting is the removal of a Trustee.

Section 3.  Notice of  Meetings of  Shareholders.  Written or printed  notice of every meeting of Shareholders,  stating
the time and place thereof (and the general  nature of the business  proposed to be transacted at any special or extraordinary  meeting),  shall be given to each
Shareholder  entitled  to vote at such  meeting  by  leaving  the same with each
Shareholder  at the  Shareholder's  residence  or usual  place of business or by mailing it,  postage  prepaid and addressed to the  Shareholder's  address as it appears  upon the books of the Fund.  In lieu  thereof,  such notice also may be delivered by such other means, for example  electronic  delivery,  to the extent consistent with applicable laws.

No notice of the time,  place or purpose of any meeting of Shareholders  need be given to any Shareholder who attends in person or by proxy or to any Shareholder who,  in writing  executed  and filed with the  records of the  meeting,  either before or after the holding thereof, waives such notice.

Section 4. Record  Dates.  The Board of Trustees  may fix, in advance,  a record date for the determination of the Shareholders entitled to notice of and to vote at any  meeting of  Shareholders  and  Shareholders  entitled  to receive any dividend  payment or  allotment of rights,  as the case may be. Only
Shareholders  of record on such date and entitled to receive  such  dividends or rights  shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

Section  5.  Access to  Shareholder  List.  The  Board of  Trustees  shall  make available a list of the names and addresses of all
shareholders as recorded on the books of the Trust,  upon receipt of the request in writing signed by not less than ten  Shareholders of the Trust (who have been such for at least six months)  holding in the aggregate the lesser of (i) Shares valued at $25,000 or more at current  offering  price (as defined in the Trust's
Prospectus), or (ii) one percent in amount of the entire number of shares of the
Trust issued and  outstanding;  such  request must state that such  Shareholders wish to communicate with other Shareholders with a view to obtaining  signatures to a request for a meeting  pursuant to Section 2 of Article II of these By-Laws and accompanied by a form of  communication  to the  Shareholders.  The Board of
Trustees may, in its discretion,  satisfy its obligation under this Section 5 by either  making  available  the  Shareholder  List  to such  Shareholders  at the principal  offices  of the Trust,  or at the  offices  of the  Trust's  transfer
agents,   during  regular   business  hours,  or  by  mailing  a  copy  of  such
Shareholders'  proposed  communication and form of request, at their expense, to all other Shareholders.

Section 6. Quorum,  Adjournment of Meetings.  The presence in person or by proxy of the  holders  of record  of more  than 50% of the  Shares of the stock of the
Trust issued and  outstanding and entitled to vote thereat,  shall  constitute a quorum  at  all  meetings  of  the  Shareholders.  If  at  any  meeting  of  the
Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice,  adjourn the same from time to time until a quorum shall  attend,  but no business  shall be  transacted at any such adjourned  meeting  except such as might have been lawfully  transacted  had the meeting not been adjourned.

If a quorum is present but  sufficient  votes in favor of one or more  proposals have not been received, any of the persons named as proxies or attorneys-in-fact may  propose  and  approve  one or more  adjournments  of the  meeting to permit further  solicitation  of  proxies  with  respect  to  any  proposal.  All  such adjournments  will  require  the  affirmative  vote of a majority  of the shares present  in person or by proxy at the  session of the  meeting to be  adjourned.
Prior to any such adjournment, any lawful business may be transacted.

Section  7.  Voting and  Inspectors.  At all  meetings  of  shareholders,  every shareholder of record entitled to vote at such meeting shall be entitled to vote at such  meeting  either in person  or by proxy.  Proxies  may be given by or on behalf  of a  Shareholder  in  writing  or by  electronic  means,  including  by telephone, facsimile or via the Internet.

All elections of Trustees  shall be had by a plurality of the votes cast and all questions  shall be decided by a majority of the votes  cast,  in each case at a duly  constituted  meeting,  except as otherwise  provided in the Declaration of
Trust or in these By-Laws or by specific  statutory  provision  superseding  the restrictions  and limitations  contained in the Declaration of Trust or in these
By-Laws.

At any election of  Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall,  appoint two inspectors of election who shall first  subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability,  and shall after the election  make a certificate  of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such Inspector.

The  Chairman  of the  meeting  may cause a vote by ballot to be taken  upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

Section 8. Conduct of Shareholders'  Meetings.  The meetings of the Shareholders shall be presided  over by the Chairman of the Board of Trustees,  if any, or if
he shall not be present,  by the President,  or if he shall not be present, by a
Vice-President,  or if  neither  the  Chairman  of the  Board of  Trustees,  the
President nor any Vice-President is present,  by a chairman to be elected at the meeting. The Secretary of the Trust, if present,  shall act as Secretary of such meetings,  or if he is not  present,  an  Assistant  Secretary  shall so act, if neither the  Secretary nor an Assistant  Secretary is present,  then the meeting shall elect is secretary.

Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the
Shareholders,  all  proxies  shall be  received  and  taken in charge of and all ballots  shall be received and  canvassed by the  secretary of the meeting,  who shall decide all questions touching the qualification of voters, the validity of the proxies,  and the  acceptance  or rejection of votes,  unless  inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                                          ARTICLE II

                                                       BOARD OF TRUSTEES

Section 1. Number and Tenure of Office.  The  business and property of the Trust shall be conducted  and managed by a Board of Trustees  consisting of the number of initial  Trustees,  which number may be increased or decreased as provided in
Section 2 of this  Article.  Each Trustee  shall,  except as otherwise  provided herein,  hold  office  until the  meeting  of  Shareholders  of the  Trust  next succeeding  his election or until his  successor is duly elected and  qualifies.
Trustees need not be Shareholders.

Section 2.  Increase or Decrease in Number of  Trustees;  Removal.  The Board of
Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the vacancies occurring for any reason,  including vacancies created by any such increase in the number of Trustees  until the next annual meeting or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire Board, may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any Trustee  shall not be affected by any such  decrease.  In the event that after the proxy  material has been printed for a meeting of  Shareholders  at which Trustees are to be elected and  any one or more  nominees  named  in such  proxy  material  dies or  become incapacitated,  the authorized number of Trustees shall be automatically reduced by the  number  of such  nominees,  unless  the Board of  Trustees  prior to the meeting shall otherwise determine.

Any Trustee may resign or retire as Trustee by written  instrument signed by him and  delivered  to the other  Trustees or to any officer of the Trust,  and such resignation  or  retirement  shall take effect  upon such  delivery or upon such later date as is specified in such  instrument  and shall be effective as to the
Trust and each Series of the Trust hereunder. Notwithstanding the foregoing, any and all Trustees,  other than an Independent  Trustee who was a Trustee (whether or not  Independent) on the date of the adoption of the Trust's  Retirement Plan for  Non-Interested  Trustees or Directors,  shall be subject to the  provisions with respect to mandatory  retirement set forth in the  Retirement  Plan, as the same may be  amended  from time to time.  A Trustee  at any time may be  removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of the majority of the outstanding  Shares of the Trust,  present in person or by proxy at any meeting of  Shareholders  at which such vote may be taken, provided that a quorum is present. Any Trustee at any time may be removed for cause by  resolution  duly  adopted at any  meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of the  Trustees whose removal is not proposed.  As used herein, "for cause" shall mean any cause which  under  Massachusetts  law would  permit  the  removal  of a Trustee  of a business trust.

Section 3. Place of Meeting. The Trustees may hold their meetings, have one or more offices, and keep the books of the Trust outside Massachusetts,  at any office or  offices of the Trust or at any other  place as they may from time to time by resolution determine,  or, in the case of meetings, as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4.  Regular  Meetings.  Regular  meetings  of the Board of Trustees shall be held at such time and on such notice,  if any, as the Trustees may from time to time  determine.  One such regular  meeting during each fiscal year of the Trust  shall be  designated  an annual  meeting of the Board of
     Trustees.

          Section 5. Special Meetings. Special meetings of the Board of Trustees may be held from time to time upon call of the  Chairman  of the Board of Trustees,  if any, the President or two or more of the Trustees, by oral,  telegraphic  or written notice duly served on or sent or mailed to each Trustee not less than one day before such  meeting.  No notice need be given to any  Trustee  who attends in person or to any Trustee who in  writing  executed  and filed with the  records of the  meeting either before or after the holding thereof,  waives such notice.  Such notice or waiver of notice  need not state the  purpose or purposes of such meeting.

          Section 6.  Quorum.  One-third  of the  Trustees  then in office shall constitute a quorum for the  transaction of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any meeting of the Board there  shall be less than a quorum  present (in person or by open  telephone  line,  to the extent  permitted by the  Investment
          Company Act of 1940 (the "1940 Act")), a majority of those present may adjourn the meeting  from time to time until a quorum  shall have been obtained.  The act of the  majority  of the  Trustees  present  at any meeting  at which  there is a  quorum  shall be the act of the  Board, except as may be otherwise  specifically  provided by statute,  by the
          Declaration of Trust or by these By-Laws.

               Section 7. Executive Committee. The Board of Trustees may, by the
               affirmative  vote of a majority of the entire  Board,  elect from the Trustees an Executive  Committee to consist of such number of
               Trustees as the Board may from time to time determine.  The Board of Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election  from the  Trustees.  When the Board of
               Trustees is not in session,  the Executive  Committee  shall have and  may  exercise  any  or all of the  powers  of the  Board  of
               Trustees in the  management  of the  business  and affairs of the
               Trust  (including the power to authorize the seal of the Trust to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease  the size of, or fill vacancies on the Board.  The Executive  Committee may fix its own rules of procedure, and may meet, when and as provided by such  rules or by  resolution  of the Board of  Trustees,  but in every case the  presence  of a  majority  shall be  necessary  to constitute  a  quorum.  In  the  absence  of  any  member  of the
               Executive Committee,  the members thereof present at any meeting, whether or not they constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

               Section  8.  Other  Committees.  The  Board of  Trustees,  by the
               affirmative  vote of a majority of the entire Board,  may appoint other  committees which shall in each case consist of such number of members  (not less than two) and shall  have and may  exercise such  powers  as  the  Board  may  determine  in  the  resolution appointing them. A majority of all members of any such committees may  determine  its  action,  and fix the time  and  place of its meetings,  unless the Board of Trustees shall otherwise  provide.
               The Board of Trustees  shall have power at any time to change the members and powers of any such committee, to fill vacancies,  and to discharge any such committee.

                    Section 9.  Informal  Action by and  Telephone  Meetings  of
                    Trustees and Committees. Any action required or permitted to be taken at any  meeting  of the  Board of  Trustees  or any committee  thereof  may be taken  without  a  meeting,  if a written  consent to such  action is signed by all members of the  Board,  or of  such  committee,  as the  case  may  be.
                    Trustees or members of a committee  of the Board of Trustees may  participate  in a  meeting  by  means  of a  conference
                    telephone   or  similar   communications   equipment;   such
                    participation  shall,  except as  otherwise  required by the
                    1940 Act, have the same effect as presence in person.

                    Section 10.  Compensation  of  Trustees.  Trustees  shall be entitled  to receive  such  compensation  from the Trust for their  services  as may  from  time to time be  voted by the
                    Board of Trustees.

                    Section 11. Dividends. Dividends or distributions payable on the Shares of any Series of the Trust may,  but need not be, declared  by  specific  resolution  of the  Board as to each
                    dividend  or   distribution;   in  lieu  of  such   specific
                    resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                                          ARTICLE III

                                                           OFFICERS

Section 1. Executive Officers. The executive officers of the Trust may include a
Chairman of the Board of Trustees,  and shall  include a President,  one or more
Vice-Presidents  (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer.  The Chairman of the Board of Trustees, if any, and
the President  shall be selected from among the Trustees.  The Board of Trustees may also in its discretion appoint Assistant Secretaries,  Assistant Treasurers, and other officers,  agents and employees,  who shall have authority and perform such duties as the Board or the Executive Committee may determine.  The Board of
Trustees  may fill any vacancy  which may occur in any office.  Any two offices, except  those  of the  President  and  Vice-President,  may be held by the  same person,  but no officer shall  execute,  acknowledge or verify any instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Term of  Office.  The term of office of all  officers  shall be until their respective successors  are chosen and  qualify;  however,  any officer may be removed  from office at any time with or without
cause by the vote of a majority of the entire Board of Trustees.

               Section 3.  Powers and  Duties.  The  officers of the Trust shall have  such  powers  and  duties  as  generally  pertain  to their respective offices, as well as such powers and duties as may from time  to  time be  conferred  by the  Board  of  Trustees  or the
               Executive Committee.

                                                          ARTICLE IV

                                                            SHARES

               Section 1. Share Certificates.  Each Shareholder of any Series of
               the Trust may be issued a  certificate  or  certificates  for his
               Shares of that Series,  in such form as the Board of Trustees may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

               Section  2.  Transfer  of Shares.  Shares of any Series  shall be transferable  on the books of the Trust by the holder  thereof in
               person   or  by   his   duly   authorized   attorney   or   legal
               representative,  upon surrender and cancellation of certificates, if any,  for the same  number  of  Shares  of that  Series,  duly endorsed or accompanied  by proper  instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agents may  reasonably  require;  in the case of shares  not  represented  by  certificates,  the same or  similar requirements may be imposed by the Board of Trustees.

               Section  3.  Share  Ledgers.  The  share  ledgers  of the  Trust, containing  the  name and  address  of the  Shareholders  of each
               Series of the Trust and the number of shares of that Series, held by them  respectively,  shall be kept at the principal offices of the  Trust or, if the Trust  employs  a  transfer  agent,  at the offices of the transfer agent of the Trust.

               Section 4. Lost, Stolen or Destroyed  Certificates.  The Board of
               Trustees  may   determine  the   conditions   upon  which  a  new
               certificate  may be  issued  in place of a  certificate  which is alleged to have been lost, stolen or destroyed; and may, in their discretion,  require the owner of such  certificate  or his legal representative  to give bond, with sufficient surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent  against  any and all loss or  claims  which  may  arise by reason of the issue of a new certificate in the place of the ones so lost, stolen or destroyed.

                                                           ARTICLE V

                                                             SEAL

               The Board of Trustees shall provide a suitable seal of the Trust, in such form and bearing such inscriptions as it may determine.

                                                          ARTICLE VI

                                                          FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                          ARTICLE VII

                                                     AMENDMENT OF BY-LAWS

               The  By-Laws of the Trust may be  altered,  amended,  added to or repealed by the  Shareholders or by a majority vote of the entire
               Board of Trustees, but any such alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of  Trustees  may be altered or repealed by the Shareholders.